                                                                     Exhibit 5.1

                               September 15, 2000



Cable Design Technologies Corporation
Foster Plaza 7
661 Andersen Drive
Pittsburgh, PA  15220

Ladies and Gentlemen:

         We are acting as special counsel to Cable Design Technologies Corporation, a Delaware corporation (the "Corporation"), in connection with its registration statement on Form S-3 (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof in connection with the proposed offer and sale of the following securities (collectively, the "Securities") of the Corporation having an aggregate initial offering price of up to $150,000,000:

         (i)      senior debt securities (the "Senior Debt Securities");

         (ii) subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities"); and

         (iii) common stock, par value $.01 per share (the "Common Stock"), of the Corporation.

         The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         The Debt Securities are to be issued under one or more indentures generally in the form incorporated by reference as Exhibit 4.3 to the Registration Statement (the "Indentures").

         Certain terms of the Securities to be issued by the Corporation form time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. We have examined or are otherwise familiar with the Amended and Restated Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion letter.

         For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Corporation and others.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

(i) the Debt Securities, when authorized and sold as contemplated in the Registration Statement, will be validly issued by the Corporation and will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms; and

(ii) the Common Stock, when authorized and sold as contemplated in the Registration Statement, will be validly issued by the Corporation and will be duly authorized, fully paid and non-assessable.

         The foregoing opinions assume that (i) the consideration designated in the applicable Corporate Proceedings for any Common Stock shall have been received by the Corporation in accordance with applicable law; (ii) the applicable Indenture shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (iii) the Registration Statement shall have become effective under the Securities Act; and (iv) the applicable Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

         Our opinion in paragraph (i) of this opinion letter is subject to: (A) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (B) the effect of general principles of equity; and (C) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles which limit the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that some of the terms of the Debt Securities and the Indenture may not prove enforceable against the Corporation for reasons other than those listed in this opinion letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations in this letter) such unenforceability would not in our opinion prevent the holders of the Debt Securities from realizing the principal benefits purported to be provided by the Debt Securities and the Indenture.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities of "Blue Sky" laws of the various states to the Securities.

         This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Kirkland & Ellis

                                            KIRKLAND & ELLIS